                                                                    EXHIBIT 10.3

[TIMES MIRROR LETTERHEAD]


April 7, 2000


Raymond A. Jansen


Dear Ray:

                       EMPLOYMENT AND SEVERANCE AGREEMENT

The Times Mirror Company ("Times Mirror") has entered into an agreement dated as of March 13, 2000 with Tribune Company ("Tribune") under which Times Mirror will merge into Tribune (the "Merger Agreement") and on the date of the completion of the merger ("Effective Date"), Times Mirror will cease to exist as a corporate entity. If, as provided below, your employment continues beyond the Effective Date, you will be employed by Tribune or the Times Mirror subsidiary or division by which you are now employed that will then be owned by Tribune. This agreement (the "Agreement"), which is effective as of the date hereof, will set forth (i) the terms of your employment; (ii) the enhanced severance benefits that you will receive if your employment is terminated under the terms of, and within the Severance Protection Period as defined in, the Severance Attachment to this Agreement; (iii) certain compensation and benefits as set forth in the Certain Compensation and Benefits attachment; and (iv) certain employee benefits to which you are entitled as set forth in the Certain Employee Benefits attachment.

However, it is important that Times Mirror and Tribune retain your services as a key employee in accordance with the terms and conditions contained in this Agreement to ensure the continuing and orderly conduct of business affairs.

1.   Continued Service.

     (a) Subject to the provisions of paragraph 1 (d) of this Agreement, Times Mirror agrees to continue your employment and you agree to remain in your present position on the terms contained in this Agreement. If your active employment status is terminated prior to the Effective Date for any reason other than as set forth in paragraph 1 (d), you will remain as an inactive employee on a paid leave of absence until, and termination will become effective on, the Effective Date to enable you to receive the benefits set forth in this Agreement.

     (b) This Agreement and all the obligations of Times Mirror to you hereunder will terminate if and at such time as Times Mirror informs you in writing that the

Raymond A. Jansen
April 7, 2000
Page 2


         merger with Tribune will not take place. In the event of such termination, you will remain in the employ of Times Mirror, or its division or subsidiary, under those terms and conditions which presently apply to your employment.

     (c) Upon the Effective Date, this Agreement and all the obligations of Times Mirror hereunder, shall be assigned to and assumed by Tribune.

     (d) All rights and obligations of any party to this Agreement, including but not limited to, those set forth in any Attachment to this Agreement (except to the extent you are fully vested in or otherwise entitled to any employee benefit after the termination of your employment in accordance with the terms of the relevant benefit plan), will terminate immediately in the event (i) you voluntarily resign from your position prior to the Effective Date for any reason which is not within the terms of paragraph (b) of the Severance Attachment or (ii) you are terminated for cause. For the purpose of this Agreement, "cause" shall mean any material breach of your obligations to Times Mirror or Tribune, the commission by you of any criminal act (except for traffic or any other minor offences), or any act of dishonesty or abuse of office.

2.   Duties and Benefits.

     (a) While you are employed under the terms of this Agreement during the Severance Protection Period:

         (i) You will continue to serve as a key employee and continue to fully perform those functions, duties and responsibilities which are assigned to you as of the date of this Agreement or which may reasonably be assigned to you in the future;

         (ii) There shall be no change in your salary or bonus opportunity and no change in the employee benefit programs or perquisites in which you now participate except to the extent that any such changes are permitted under the provisions of Section 6.1 (p) of the Merger Agreement, a copy of which section of said agreement is attached to this Agreement, or are determined by Tribune after the Effective Date. As of the Effective Date, the terms of your employment with Tribune will be subject to the provisions of
              Section 6.9 of the Merger Agreement, a copy of which section of said agreement is attached to this Agreement. However, your employment shall remain subject to the terms set forth in the Severance Attachment and in the event of any conflict between the terms of Section 6.9 of the Merger Agreement and the provisions of the Severance Attachment, the provisions of the Severance Attachment shall at all times control.

Raymond A. Jansen
April 7, 2000
Page 3



     (b) After the Effective Date, you will be entitled to a bonus incentive award under the Executive Incentive Plan at the time and in accordance with the terms of the attachment to this Agreement entitled "Certain Compensation and Benefits".

3.   Enhanced Severance Benefits.

     (a) You will be entitled to receive the enhanced severance benefits upon the satisfaction of certain conditions precedent as set forth in the Severance Attachment to this Agreement. In order for you to be eligible to receive these enhanced severance benefits, the following conditions must be satisfied: (i) the merger of Times Mirror into Tribune must be completed; and either (ii) your employment must be terminated by Times Mirror or Tribune prior to the end of the Severance Protection Period; or (iii) you terminate your employment after the Effective Date for the limited good reasons included within the terms of the provisions of the Severance Attachment. Upon the satisfaction of said conditions precedent, you will receive the enhanced severance benefits set forth in the Severance Attachment to this Agreement. However, (i) in the event that the merger of Times Mirror into Tribune is completed but your employment is not terminated in the manner set forth above within the Severance Protection Period as defined in the Severance Attachment, or (ii) your employment is terminated under the provisions of paragraph 1 (d), you will not receive the enhanced severance benefits.

     (b) Since the occurrence of the merger of Times Mirror into Tribune, and the resulting enhanced severance payments, were totally unexpected and therefore you had no opportunity at any earlier date to make any decision with respect to how such payments, in the event that the conditions precedent which apply to them are satisfied, may be made to you, the enhanced severance payments will be paid to you in cash or deferred under the terms of the Times Mirror Deferred Compensation Plan for Executives, or some combination thereof, in accordance with your deferral election, made and delivered in accordance with instructions sent to you.

4. Stock Options and Restricted Stock. The provisions relating to any Times Mirror stock options or restricted stock, if any, are set forth in the attachment to this Agreement entitled "Certain Compensation and Benefits".

5. Certain Employee Benefits. Certain other employee benefits for which you are eligible and in which you are, or on the Effective Date will be, vested or otherwise are entitled to receive are set forth in the Attachment to this Agreement entitled "Certain Employee Benefits". You will be entitled to receive such certain employee benefits in accordance with their respective terms and provisions. However, if this Agreement is terminated under the provisions of paragraphs 1 (b) or 1 (d), you will be entitled to receive only those Certain Employee Benefits in which you are vested or would

Raymond A. Jansen
April 7, 2000
Page 4



     otherwise be entitled to receive in accordance with the terms and provisions of said benefit plans.

6. Taxes and other Withholding. Except as provided in the Severance Attachment with respect to payments to compensate you for any applicable excise taxes, all payments made to you under this Agreement shall be subject to any and all applicable withholdings, including all withholdings for any related federal, state or local taxes. You shall be solely responsible for any and all income taxes incurred by you as a result of your receipt of any payment contemplated or described in this Agreement. Subject to limitations imposed by Times Mirror employee benefit plans, these payments may also be reduced by any withholdings, contributions or deductions previously authorized by you.

7. Death. In the event of your death, when amounts or benefits owed to you by Times Mirror or Tribune under this Agreement or any attachments to this Agreement remain unpaid or unreceived, any such amount or benefit shall be paid to your surviving spouse or, if said spouse does not survive you, to your estate, in accordance with the provisions of this Agreement and in accordance with the terms of any applicable employee benefit plan.

8. Company Information. You acknowledge that in the course of your employment with Times Mirror and/or Tribune, certain information has been disclosed to you in confidence that was for the use of Times Mirror and/or Tribune or any of their respective subsidiaries or affiliates ("Company Information"). You understand and agree that unless such Company Information is placed into the public domain by a person other than yourself, you will keep such Company Information confidential at all times during and, after your employment by Times Mirror and/or Tribune, will not disclose or communicate Company Information to any third party and will not make use of Company Information on your own behalf or on behalf of any third party. The undertaking set forth in this paragraph shall survive the termination of this Agreement.

9. Restrictive Covenants. In the event that the Enhanced Severance Benefits described in paragraph 3 are payable to you, then:

     (a) You agree that for a period of 24 months following the date on which your employment with Times Mirror or Tribune is terminated by Times Mirror or Tribune, you shall not become employed in a comparable or higher level position of any entity or business which is engaged in any business activity which constitutes direct competition with Times Mirror, Tribune or any significant subsidiary or division of either of them, without the prior express written consent of the Chief Executive Officer of Times Mirror or Tribune, whichever is applicable.

     (b) You agree that for a period of 12 months after the date on which your employment is terminated, you will not directly or indirectly (either on your own behalf or on

Raymond A. Jansen
April 7, 2000
Page 5



         behalf of any other person or entity) attempt to persuade or solicit any current or prospective customer of Times Mirror or Tribune or any subsidiary or division of either of them with whom you had contact during your employment (i) to cease to do business or to reduce the amount of business which any customer of Times Mirror or Tribune, or any division or subsidiary of either of them, has customarily done or contemplates doing with Times Mirror or Tribune, or (ii) to do or expand business with a competitor of Times Mirror or Tribune, or any division or subsidiary of either of them.

     (c) You further agree that for a period of 12 months after the date on which your employment is terminated, for any reason, you will not, directly or indirectly, either on your own behalf or on behalf of any other person or entity, solicit any person who is considered to be a management employee of Times Mirror or Tribune, or any division or subsidiary thereof, to terminate such employment, without the prior express written consent of the Chief Executive Officer of Times Mirror or Tribune, whichever is applicable.

10. Release. In exchange for the additional benefits to be provided to you under this Agreement, you, or yourself and your heirs, executors, administrators and assigns, hereby release Times Mirror, Tribune and their respective affiliate and subsidiary companies, and their respective directors, officers, associates, employees, partners and agents from any claims, liabilities or causes of action whether known or unknown, which you ever had or now have to the date of this Agreement, for or by reason of any matter or cause arising out of or related to your employment by Times Mirror or Tribune, or the termination thereof, including without limitation, any claim, liability or cause of action arising under any federal, state or local statute, rule or regulation, including any claim of discrimination under the Age Discrimination in Employment Act, except that you do not release Times Mirror or Tribune and their respective affiliate and subsidiary companies from any obligation under the terms of this Agreement, the Merger Agreement or from any vested benefit under the terms of any employee benefit plan.

11.  Revocation Period.

     (a) You acknowledge that you have been given a period of at least twenty-one (21) days to review and consider this Agreement before signing it. You further understand that you may use as much of the 21-day period as you wish before signing it.

     (b) You also understand that you may revoke this release of your rights and claims within seven (7) days after signing this Agreement. Revocation may be made by delivering a written notice of revocation to James R. Simpson, Senior Vice President, Human Resources of Times Mirror. For this revocation to be effective, Mr. Simpson must receive written notice no later than the close of business on the

Raymond A. Jansen
April 7, 2000
Page 6



         seventh day after you have signed this Agreement. However, if you elect to revoke this release, the rights and obligations of both you and Times Mirror (and Tribune, if applicable) under this Agreement shall in all respects terminate, it will not be effective or enforceable, and you will not receive the benefits and payment described in this Agreement.

     (c) Provided that you have complied with all of the terms and conditions of this Agreement, and provided further that you have not exercised your revocation rights, it shall become effective on the day which immediately follows the expiration of the above seven-day revocation period described in the preceding paragraph.

12. Disputes. In the event any disputes arise under the provisions of this Agreement, which disputes cannot be amicably resolved between the parties, either party may seek to resolve such dispute by filing a legal action in any court having jurisdiction over the matter. In such event, Times Mirror or Tribune, whichever is named as a party to such action, shall pay your reasonable attorney's fees and costs incurred in such proceeding, provided that any legal action commenced and/or defended by you was in good faith and that you prevailed in any such legal action. In the event of any conflict between the provisions of this paragraph 12 and the provisions of any other document which may be involved in the subject matter of this Agreement, the provisions of this paragraph shall control.

13. Assignment. In the event that any other person or entity shall acquire all or substantially all of the assets or stock of Times Mirror or Tribune, or any subsidiary or division of either of them, whether by a sale, merger, consolidation, reorganization or any other means, the provisions of this Agreement shall be assumed by and be fully binding upon any such successor person or entity, unless such obligations are retained by Tribune. In the absence of any such sale, merger, consolidation or reorganization, this Agreement shall not otherwise be assignable by Times Mirror, Tribune, or any such subsidiary, division or affiliate.

14. Amendment. This Agreement may not be amended or modified except by a written amendment executed by the parties.

15. Severability. Should any provision of this Agreement be found, held, declared, determined, or deemed by any court of competent jurisdiction to be void, illegal, invalid or unenforceable under any applicable statute or controlling law, the legality, validity, and enforceability of the remaining provisions will not be affected and the illegal, invalid, or unenforceable provision will be deemed not to be a part of the Agreement.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

Raymond A. Jansen
April 7, 2000
Page 7



Please execute both copies of this letter and return one signed original copy to me. By signing this Agreement, you confirm and acknowledge that you have read, understand and agree to the terms set forth herein. Further, you acknowledge that you have been advised to seek legal and financial advice regarding these terms.

If you have any questions or concerns, please do not hesitate to call me.

Sincerely,




James R. Simpson
Senior Vice President, Human Resources



ACCEPTED AND AGREED:


/s/ RAYMOND A. JANSEN
-----------------------------------------------
         Raymond A. Jansen


Attachments
         Severance Attachment
         Certain Compensation and Benefits attachment
         Certain Employee Benefits attachment
         Section 3.4 of Merger Agreement
         Section 6.1 (p) of Merger Agreement
         Section 6.9 of Merger Agreement

                              SEVERANCE ATTACHMENT
                ATTACHMENT TO EMPLOYMENT AND SEVERANCE AGREEMENT
                   FOR TIMES MIRROR EXECUTIVE VICE PRESIDENTS

This attachment to your Employment and Severance Agreement describes the Enhanced Severance Benefits and terms under which they will be paid if you are an Executive Vice President of The Times Mirror Company as of the Effective Date.

a) Enhanced Severance Payments. If your employment is terminated as of the Effective Date or within the severance protection period after the Effective Date, you will be eligible for the following amount of severance:

          three times the sum of your current salary plus your highest bonus within the last three years (not including any special bonus payments)

b) Eligibility For Severance. Enhanced severance payments will be paid, if, during the severance protection period, you:

          1) are involuntarily terminated on account of the change of control for other than cause or

          2) voluntarily terminate employment for good reason which includes the following:

               (a) experience a substantial reduction in the nature or scope of the authorities, powers, functions of your current position (which would not include changes in title or reporting relationship);

               (b) are required to relocated your principal office more than 50 miles from the current site; or

               (c) suffer a reduction in either your base salary or bonus opportunity or in the aggregate value of your long-term incentives, benefits and executive perquisites during the severance protection period which is not remedied within 30 days after receipt by Tribune Company of written notice from you.

c) Severance Protection Period. Severance will be payable in event your employment is terminated on account of the change of control during the following period of time after the change of control in a manner so as to cause severance to be paid:

          24 months after change of control

d) Severance Deferral. You may elect to defer all or a portion of any severance payments that may become payable under the provisions of the Times Mirror Deferred Compensation Plan for Executives. You must complete the special deferral election form and return it to Human Resources in accordance with instructions sent to you.

e) Outplacement. If you are eligible for enhanced severance benefits, you will receive outplacement as follows, or you may receive the indicated value in a cash payment:

          Receive outplacement for a period of one year after termination of employment up to a maximum of $15,000

Severance Attachment
For Times Mirror Executive Vice Presidents
Page 2


f) COBRA reimbursement payment. If your employment is terminated within the severance protection period, you will receive a payment equal to 18 months times the COBRA premium for the managed care program at the time of your termination of employment.

g) Executive Perquisites. Any company-paid or reimbursed executive perquisites for which you are currently eligible, including financial counseling, executive physicals, and club dues and memberships, will be continued by Tribune after your termination of employment for the period represented by your severance payments, if any.

h) Excess Parachute Payments. To the extent that any payments, including any bonus incentive payments, made to you are considered part of an excess parachute payment subject to an excise tax, those payments will be fully grossed up to compensate you for the amount of the excise tax. The company will hire an independent accounting firm to determine the calculations for all affected employees and will pay for the services provided by the accounting firm. The accounting firm's calculations will be binding unless an IRS ruling determines otherwise.

Raymond A. Jansen



                        CERTAIN COMPENSATION AND BENEFITS
                ATTACHMENT TO EMPLOYMENT AND SEVERANCE AGREEMENT

This attachment to your Employment and Severance Agreement describes how your bonus incentive award for 2000 will be determined and describes how certain benefits will be treated as a result of the merger.

a) 2000 Bonus Incentive Award. In the event that you remain employed through the Effective Date (whether on active or inactive status as provided in the Agreement), your bonus incentive award for 2000 under the Executive Incentive Plan will be payable at the maximum level payable under the plan (i.e., 225% of your 2000 bonus incentive target). However, no bonus award for 2000 will be payable in the event of your voluntary termination of employment before December 31, 2000 for reasons other than those included within the scope of the provisions of the Severance Attachment. Your 2000 bonus award will be payable to you on the earlier of (i) the date on which your employment is terminated by Times Mirror or Tribune or you terminate your employment for the good reasons included within the scope of the provisions of the Severance Attachment, or (ii) on December 31, 2000. In the event that a bonus incentive award is payable under subparagraph (i) above, the bonus award for 2000 will not be prorated. Any bonus award will be paid or deferred in accordance with your prior election regarding your 2000 bonus incentive award. Any amount to be deferred will be credited to your account under the Times Mirror Deferred Compensation Plan for Executives ("Plan") as of the earlier of (a) the first day of the month coinciding with or next following the day your 2000 bonus award would be payable as described above or (b) December 31, 2000 and will be paid from the Plan in accordance with your prior election under said Plan.

b) Matching Bonus Restricted Stock Program. If you were eligible to and elected to participate in the matching bonus restricted stock program for 2000, you will receive an additional payment equal to 25% of your 2000 bonus award, representing the value of an award under the matching bonus restricted stock program, which amount will be aggregated with your 2000 bonus award. This additional payment will be paid or deferred in accordance with your prior deferral election for your 2000 bonus award under the provisions of the Plan, as set forth above. There shall be no requirement for you to place on deposit any personally owned shares of Times Mirror stock to receive this additional payment.

c) Stock Options. Prior to the Effective Date, you may exercise any of your options to purchase shares of Series A Common Stock of Times Mirror ("Stock Options") which are vested. Upon the Effective Date, or upon any earlier date which may be considered as a change of control as that term is defined under the agreement(s) regarding your Stock Options ("Change of Control Date"), and provided you are an employee as of such date, your Stock Options will become fully vested.

     In accordance with the provisions set forth in Section 3.4 of the Merger Agreement (a copy of which section is attached to this Attachment), Tribune will offer you the opportunity to cash out the value of each of your Stock Options at $95 per share, reduced

Raymond A. Jansen



     by the option price of each Stock Option, or to convert each of your Stock Options into options to purchase 2.5 shares of Tribune common stock. In accordance with the provisions of Section 3.4 of the Merger Agreement, you will be required to decide which choice you wish to select for each Stock Option and to proceed in accordance with the terms of the offer which will be extended to you by Tribune.

d) Restricted Stock. Upon the Effective Date, or upon any earlier date which may be considered as a change of control as that term is defined under the provisions of the restricted stock program, and provided you are an employee as of such date, to the extent shares of restricted stock are registered in your name, all restrictions on such stock will lapse as of such date and unrestricted ownership of such shares will vest in you at that time. Any personal shares of stock held on deposit by Times Mirror under the Matching Bonus Restricted Stock Program will be returned to you at that time.

e) Executive Perquisites. Any company-paid or reimbursed executive perquisites for which you are currently eligible, including financial counseling, executive physicals, and club dues and memberships, will be continued by Tribune during your active employment for the severance protection period.

Raymond A. Jansen



                            CERTAIN EMPLOYEE BENEFITS
                ATTACHMENT TO EMPLOYMENT AND SEVERANCE AGREEMENT

This attachment to your Employment and Severance Agreement describes certain employee benefits which will continue after your termination of employment.

a) Qualified Retirement Plans. While you are an employee of Times Mirror or any of its divisions or subsidiaries (for purposes of this attachment "Times Mirror"), you will continue to be eligible to participate in Times Mirror's retirement plans in accordance with the respective terms and limitations of each plan. Provided you are an employee of Times Mirror as of the Effective Date, accrued benefits earned as of the Effective Date under Times Mirror's retirement plans will become fully vested. Vesting will apply to any accrued benefits under Times Mirror's pension plan(s) and your company matching account under the Times Mirror Savings Plus Plan. The retirement plans provide for a maximum of one year of benefit accrual service or salary credit for severance payments (excluding any non-qualified deferrals), subject to statutory limits in the Internal Revenue Code, including but not limited to maximum deferrals, benefits or covered compensation. After your termination of employment, you will be entitled to receive any vested accrued benefits under Times Mirror's retirement plans in accordance with the terms of the plans and any elections you make under the plans. Distributions under each plan shall be made in accordance with the terms and procedures of each respective plan based on your participation under the plans.

b) Supplemental Executive Retirement Plan. You are a participant of the Times Mirror Company Executive Retirement Plan for Certain Times Mirror Officers
     (SERP). In accordance with the current provisions of the SERP, your benefits under the SERP will be based on your total benefit service with all Times Mirror companies and the Times Mirror benefit formula (regardless of the benefit formula of the division or subsidiary where you earned your benefit service), less any benefits payable from Times Mirror's qualified pension plan(s). Under the terms of the SERP and provided you are an employee of Times Mirror as the Effective Date, the benefits that you have earned under the SERP as of the Effective Date will become fully vested. In addition, your benefits under the SERP will be calculated including your 2000 bonus incentive award, if any, in the computation of your final average compensation under the SERP. Further, you will receive credit under the SERP for any severance payments which may be payable as a result of the change of control.

c) Deferred Compensation Plan. Any amounts you have deferred into the Times Mirror Deferred Compensation Plan for Executives will be paid to you in accordance with your prior elections. In addition, your 2000 bonus incentive award and your severance payments, if any, payable to you under the terms of the Agreement and its Attachments will be deferred in accordance with your deferral elections. With respect to amounts which are or will be credited to your account in accordance with the terms of the Plan, Section 6.9(c) of the Merger Agreement provides that Tribune shall credit 9% interest per annum cumulative, from the date any amount is credited to your account under the Plan effective with respect to all amounts credited under the Plan as of the Effective Date and

Raymond A. Jansen



     on all amounts which may be deferred under the Plan in connection with the Merger or any termination of employment related thereto, whether credited with respect to deferrals before or after the Effective Date until all such amounts are paid under the Plan in accordance with it terms. If you wish to withdraw any funds from the Plan on account of the change of control, the Plan provides that you may elect to receive an immediate lump sum payment, with a 10% penalty for the unscheduled withdrawal.

d) Retiree Medical. If you meet the eligibility requirements for retiree medical benefits as of the Effective Date, other than the requirement to commence pension payments, and your employment is terminated on account of the change of control during the Severance Protection Period, you will be eligible for Times Mirror's pre-age 65 retiree medical coverage and the post-age 65 Medigap Reimbursement program, or an equivalent or better health care plan provided by Tribune Company to retirees.

                                  SECTION 3.4
                      of The Agreement and Plan of Merger
              Between Tribune Company and The Times Mirror Company
                           Dated as of March 13, 2000


     SECTION 3.4. Options. (a) Each of the stock options, if any, to purchase Company Common Shares (each, a "Company Option") issued by the Company pursuant to any stock option or similar plan of the Company, and any non-plan options to acquire Company Common Shares set forth in Section 4.3(a) of the Company Disclosure Statement issued by the Company pursuant to an option agreement or otherwise issued by the Company, which are outstanding as of the Effective Time shall, whether or not then exercisable and vested, become fully exercisable and vested immediately prior to the Effective Time. Each holder of a Company Option shall be given the opportunity, prior to the Election Deadline, to elect either (i) to cause such Company Option (a "Stock Electing Option") to become and represent an option to purchase Tribune Common Shares (a "Tribune Option"), in accordance with paragraph (b) of this Section 3.4, or (ii) to cause such Company Option (a "Cash Electing Option") to be cancelled in exchange for a single lump sum cash payment (less any applicable income or employment or other Tax withholding), without interest (the "Company Option Cash Out Amount"), equal to the product of (A) the number of Company Common Shares subject to such Company Option immediately prior to the Effective Time and (B) the excess, if any, of the Per Share Cash Amount over the exercise price per share of such Company Option, in accordance with paragraph (c) of this Section 3.4. To the extent any holder of a Company Option shall not have made an election with respect to such Company Option prior to the Election Deadline, such Company Option shall be deemed to be a Cash Electing Option.

     (b) Each Stock Electing Option shall, by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by Tribune and converted into a Tribune Option to purchase that number of Tribune Common Shares determined by multiplying the number of Company Common Shares subject to such Company Option immediately prior to the Effective Time by the Common Exchange Ratio, at an exercise price per Tribune Common Share equal to the exercise price per share of such Company Option immediately prior to the Effective Time divided by the Common Exchange Ratio, rounded down to the nearest whole cent. If the foregoing calculation results in an assumed Company Option being exercisable for a fraction of a Tribune Common Share, then the number of Tribune Common Shares subject to such option shall be rounded up to the nearest whole number of shares. The terms and conditions of each Tribune Option shall otherwise remain as set forth in the Company Option converted into such Tribune Option.

     (c) Each Cash Electing Option shall, by virtue of the Merger, and without any further action on the part of any holder thereof, be cancelled in exchange for a single lump sum cash payment (less any applicable income or employment or other tax withholding), without interest, equal to the Company Option Cash Out Amount.

     (d) The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code), if any, shall be and is intended to be effected in a manner which is consistent with
Section 424(a) of the Code.

     (e) All restricted Company Series A Common Shares granted pursuant to any equity plan or arrangements of the Company, and all individual awards of restricted Company Series A Common Shares not granted pursuant to any such plan or arrangement, shall become fully vested immediately prior to the Effective Time and such Company Series A Common Shares shall be freed of restrictions and issued to the relevant participant.

                                 SECTION 6.1(p)
                      of The Agreement and Plan of Merger
              Between Tribune Company and The Times Mirror Company
                           Dated as of March 13, 2000


     (p) Employee Matters. Except as set forth in Section 6.1(p) of the Company Disclosure Statement, except in connection with any employment offer outstanding as of the date of this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, (i) grant any increases in the compensation of any of its directors, officers or employees, except for increases required under employment agreements existing on the date of this Agreement and increases for officers and employees in the ordinary course of business consistent with past practice that, in any event, do not increase such officer's or employee's aggregate cash compensation at target by more than 10% over his aggregate cash compensation at target in effect on the date of this Agreement, (ii) pay or agree to pay any pension retirement allowance or other employee benefit not required or contemplated by any of the existing Company Benefit Plans as in effect on the date of this Agreement, giving effect to any modification to any Company Benefit Plan authorized by the Company's Board of Directors prior to the date of this Agreement and previously delivered in writing to Tribune, to any such director, officer or employee, whether past or present, or to any other Person, (iii) pay or award or agree to pay or award any stock option or equity incentive awards in excess of options to acquire 50,000 shares in the aggregate or in a manner that is inconsistent with past practice, (iv) enter into any new, or amend any existing, employment, severance or termination agreement with any such director, officer or employee which, in the aggregate, would obligate the Company or its Subsidiaries to pay in excess of $1 million or (v) except as required to comply with applicable Law, become obligated under any new Company Benefit Plan which was not in existence on the date of this Agreement, or amend any such plan or arrangement in existence on the date of this Agreement if such amendment would have the effect of enhancing any benefits thereunder. The Company shall, as promptly as practicable, provide Tribune with copies of any amendments to any Company Benefit Plan (which shall be in accordance with the foregoing) made after the date of this Agreement and prior to the Effective Time.

                                  SECTION 6.9
                      of The Agreement and Plan of Merger
              Between Tribune Company and The Times Mirror Company
                           Dated as of March 13, 2000

     SECTION 6.9. Employee Benefits.

     (a) Obligations of Tribune; Continuance of Benefits. For a period of one year immediately following the Effective Time, the coverage and benefits provided to employees and former employees of the Company and its Subsidiaries ("Company Employees") pursuant to employee benefits plans or arrangements maintained by Tribune or any of its Subsidiaries shall be no less favorable, in the aggregate, than those provided to such employees immediately prior to the Effective Time. Except as provided in Section 3.4 and 6.9(c), notwithstanding the foregoing, nothing herein shall require (i) the continuation of any particular benefit plan or prevent the amendment or termination thereof (subject to the maintenance, in the aggregate, of the benefits, or (ii) Tribune to continue or maintain any stock option, stock purchase or other incentive plan related to the equity of the Company.

     (b) Pre-Existing Limitations; Deductible; Service Credit. With respect to any incentive, benefits and perquisite plans and programs ("Benefit Plans") of Tribune or any Subsidiary of Tribune in which the Company Employees participate effective as of the Effective Time or thereafter, Tribune shall: (i) waive any limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any Benefit Plan that is an employee welfare benefit within the meaning of Section 3(1) of ERISA ("Welfare Plan") in which such Company Employees may be eligible to participate after the Effective Time (provided, however, that no such waiver shall apply to a pre-existing condition, exclusion or waiting period applicable to any Company Employee to the extent that he or she was, as of the Effective Time, excluded from participation in a Company Benefit Plan by reason of such pre-existing condition, exclusion or waiting period, and provided, further, that no such waiver shall apply to a pre-existing condition, exclusion or waiting period of any Company Employee unless the Company Employee enrolls in the applicable Welfare Plan when first eligible to do so), (ii) in the event Company Employees are transferred to a new Welfare Plan within the plan year beginning January 1, 2000, for purposes of accumulating annual deductibles, co-payments and out-of-pocket requirements, provide each Company Employee with credit for any co-payments and deductibles paid prior to the Effective Time, but within such plan year, for purposes of satisfying any applicable deductible or out-of-pocket requirements under any Welfare Plan in which such employees may be eligible to participate after the Effective Time, and (iii) recognize all service of the Company Employees with the Company, for all purposes other than benefit accrual, in any Benefit Plan in which such Company Employees may be eligible to participate after the Effective Time. Prior to the Effective Time, the Board of Directors of Tribune, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition by any officer or director of the Company who may become a covered person of Tribune for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder ("Section 16") of Tribune Common Shares or options to acquire Tribune Common Shares pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section 16.

                      of The Agreement and Plan of Merger
              Between Tribune Company and The Times Mirror Company
                           Dated as of March 13, 2000

     (c) Employment and Severance Arrangements. As of the Effective Time, Tribune shall assume, honor and perform in accordance with their terms all employment, severance, change in control and other such agreements of the Company and its Subsidiaries and Affiliates, giving effect to any amendment or modification to any such agreement authorized by the Company's Board of Directors prior to the date of this Agreement (the "Employment Arrangements"). With respect to the Times Mirror Deferred Compensation Plan For Executives and the Deferred Plan for Directors Fees, Tribune shall credit 9% interest per annum, cumulative, from the date any amount is credited to a participant under any such plans effective with respect to all amounts credited under such plans as of the Effective Time, and on all amounts which may be deferred under such plans in connection with the Merger or any termination of any employment related thereto, whether credited with respect to deferrals before or after the Effective Time until all such amounts are paid under the plan in accordance with its terms. Tribune shall pay the reasonable attorney's fees of the individual party to the applicable Employment Arrangement in the event such individual party files a claim in good faith to enforce Tribune's obligations and prevails in such action. Such individual parties are hereby specifically made a third party beneficiary of this Section 6.9(c).

     (d) Successor Obligations. Notwithstanding any other provision of this Agreement, in the event Tribune sells or otherwise disposes of any Subsidiary of the Company coincident with or within one year after the Effective Time, Tribune shall require as a condition of such sale or disposition that the buyer shall assume all obligations of Tribune under this Section 6.9. In the alternative, Tribune may elect to guarantee the payment of such obligations.